Exhibit A
Joint Filing Agreement
     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Tesla Motors, Inc.
Date: February 14, 2011

Abu Dhabi Water & Electricity Authority (ADWEA)
By:	/s/ Abdulla al Nuaim
	Name:	Abdulla al Nuaim
	Title:	Authorized Signatory

Abu Dhabi National Energy Company PJSC (TAQA)
By:	/s/ Carl Sheldon
	Name:	Carl Sheldon
	Title:	General Manager

Al Wahda Capital Investment LLC
By:	/s/ Abdulla al Nuaim
	Name:	Abdulla al Nuaim
	Title:	Authorized Signatory

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